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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Volume Services America, Inc. on Form S-4 of our report dated March 18, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Historical Financial Information of Volume Holdings", "Selected Historical Financial
Information of Volume Holdings" and "Experts" in such Prospectus.

Deloitte & Touche LLP

Greenville, South Carolina
May 27, 1999